                         UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                             (Alexandria Division)

IN RE:                                   |
                                         |
IMARK TECHNOLOGIES, INC.,                |  Case No. 98-17963-SSM
         DEBTOR                          |  (Chapter 11)


            ORDER FIXING TIME FOR FILING PROOFS OF CLAIM OR INTEREST
                           IN DEBTOR'S CHAPTER 11 CASE
                           ---------------------------

     IMARK Technologies, Inc. ("IMARK" or "Debtor") having filed a Motion for entry of an Order fixing the time for filing proofs of claim or interest in the Debtor's Chapter 11 case ("Motion"), on notice to Vorys, Sater, Seymour & Pease, LLP and Lowenstein Sandler PC, counsel for International Advance, Inc., the Office of the United States Trustee, the Debtor's twenty largest unsecured creditors and all parties filing notices of appearance; and no objections having been timely filed to the Motion; and the Court having considered the Motion and all papers filed in support thereof; and for good cause shown:

     IT IS, on this 13th day of January, 1999, ORDERED, that:

     1. The last date to file proofs of claim or interest in the Debtor's Chapter 11 bankruptcy case is February 16, 1999. This Order amends and supersedes any prior notices or orders setting the last date to file proofs of claim or interest in the Debtor's Chapter 11 bankruptcy case.




------------------------------------
STEPHEN E. LEACH, (VA Bar No. 20601)
JONATHAN W. LIPSHIE, (VA Bar No. 31826)
TUCKER, FLYER & LEWIS, P.C.
1615 L Street, N,W., Suite 400
Washington, D.C. 20036
(202)429-7112
Counsel for Debtor

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     2. The Debtor is hereby authorized and directed to provide notice of the shortened date for filing proofs of claim or interest to all creditors and interest-holders in the time and manner approved by this Court pursuant to the Order Conditionally Approving Disclosure Statement, Fixing Time for Filing Acceptances or Rejections of Plan, Fixing Time for Filing Proofs of Claim or Interest, Fixing Time for Filing Objections to Disclosure Statement, Fixing Date for Hearing on Final Approval of Disclosure Statement, and Fixing Date for Hearing on Confirmation Combined with Notice Thereof.

     3. This order is without prejudice to the claim or interest of any creditor or interest holder who files a proof of claim or interest on or before the original bar date and who did not have actual notice of the shortened bar date in sufficient time to file a timely proof of claim or interest or otherwise justifiably relied on the original notice of bar date.


                                              /s/ Stephen S. Mitchell
                                              -----------------------------
                                              Honorable Stephen S. Mitchell
                                              United States Bankruptcy Judge

TUCKER, FLYER & LEWIS, P.C.

By: /s/ Jonathan W. Lipshie
    ---------------------------
    STEPHEN E. LEACH
    (VA Bar No. 20601)
    JONATHAN W. LIPSHIE
    (VA Bar No. 31826)
    1615 L Street, N.W., Suite 400
    Washington, D.C. 20036
    (202) 429-7112

    Counsel to Imark Technologies, Inc.


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